EXHIBIT 10.2

PROMISSORY NOTE

$300,000.00

September 9, 2010

FOR VALUE RECEIVED, the undersigned Maker, whether one or more, promises to pay to the order of SUN RESOURCES TEXAS, INC., a Texas corporation, at Post Office Box 3712, Longview, Texas 75606,  or such other address as Payee may from time to time designate, the sum of Three Hundred Thousand and No/100 Dollars  ($300,000.00)  in legal and lawful money of the United States of America, together with interest thereon from the date hereof until maturity at the non-default rate of interest at zero percent (0.0%) per annum; matured, unpaid principal and interest shall bear interest at the rate of eight percent (8.0%) per annum until paid.

This promissory note (this “Note”) is due and payable in $10,000.00 monthly payments (with a balloon payment due at maturity), with the first $10,000.00 payment being due and payable on October 31, 2010 with a like $10,000.00 payment being due and payable on each and every month thereafter, with the final payment of all amounts due and owing under this Note, being due and payable on October 8, 2011.  No failure to pay any amount due hereunder shall be considered an Event of Default hereunder until ten (10) days after written notice of Maker’s failure to pay such amount has been communicated to Maker by Payee (each a “Ten Day Period”), and Maker has failed to pay such payment during such Ten Day Period.  In the event Maker makes such payment during the Ten Day Period, there shall be no effect on this Note or amounts due hereunder as a result of Maker’s failure to pay such amount when initially due as provided above.  An “Event of Default” shall be deemed to have occurred hereunder in the event the Maker fails to make such required payment on or before the end of the Ten Day Period.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

THIS LOAN IS PAYABLE IN FULL AT MATURITY.

In addition to any rights which Payee may have as provided below, Maker agrees to pay a late charge of 5% of the principal and interest payment for any monthly payment paid after any Ten Day Period.

Payment hereof is secured by, among other security, a Deed of Trust and security instrument lien of even date herewith executed by Maker to Don Boyd, Trustee, for the benefit of Payee, against the property more particularly described as follows:

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Certain oil, gas and mineral property more particularly described in the schedule attached hereto, marked Exhibit "A" for identification, incorporated herein and made a part hereof for all purposes (the "Land").

If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Payee), Payee may, by written notice to the Maker, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable.  The following events shall constitute events of default hereunder ("Events of Default"), and/or any other Events of Default defined elsewhere in this Note:

(a)           the Maker shall fail to pay, when and as due, the principal or interest payable hereunder on the due date of such payment (subject to the Ten Day Period);

(b)           the Maker shall default in the performance of any of Maker's obligations under the referenced Deed of Trust or fail to perform any material covenant, agreement or obligation to be performed under any document or instrument executed in connection with or as security for this Note (subject to written notice of such default or failure by the Payee, and ten days during which Maker shall have the right to cure such default or failure); or

(c)           the Maker shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more.

Upon any Event of Default, the holder hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity, but failure to do so at any time shall not constitute a waiver of such holder's right to do so at any other time.  Additionally, upon any Event of Default, at the option of the holder, the entire indebtedness secured by the hereinbefore mentioned lien shall be matured, and in the event the default is made in the prompt payment of this Note when due or declared due (subject to any cure provisions provided herein), and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay Payee’s reasonable and necessary attorneys’ fees, expenses and costs of court incurred in this regard.Failure to exercise any of Payee’s options upon any Event of Default shall not constitute a waiver of the right to exercise any such rights it has in the event of any subsequent Event of Default.

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Each Maker, surety and endorser of this Note expressly waives all notices of any kind or character, demands for payment, presentation for payment, notices of intention to accelerate, notice of acceleration, the maturity, protest and notice of protest, as to this Note and as to each, every and all installments hereof.

Any provision herein, or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, the Holder hereof shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that the Holder hereof shall be paid as interest a sum greater than the maximum amount permitted by applicable law to be charged to the person, firm or corporation primarily obligated to pay the Note.  If any construction of this Note, or any and all other agreements or commitments indicate a different right given to the Holder hereof to ask, demand or receive any larger sum as interest, such is a mistake in the calculation or wording, which this clause shall override and control, it being the intention of the parties that the Note and all other instruments executed in connection herewith shall in all things comply with the applicable law, and the proper adjustments shall be automatically made accordingly.  In the event the Holder hereof ever receives, collects, or applies as interest any sum in excess of the maximum legal rate, such excess amount shall be applied to the reduction of the unpaid principal balance of the Note in the inverse order or maturity, and if the Note is paid in full, all remaining excess shall be paid to the Undersigned.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Undersigned and Holder hereof shall (a) characterize any nonprincipal payment as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire term of the Note so that the interest rate is uniform throughout the entire term of the Note.

Maker may prepay all or any part hereof at anytime without premium or penalty, and interest shall immediately cease on all amounts so prepaid.  All prepayments shall be applied first to accrued but unpaid interest, the balance to installments due hereon in inverse order of maturity.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF. THIS AGREEMENT MAY NOT BE ALTERED OR MODIFIED EXCEPT IN WRITING SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT IS SOUGHT.

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SIGNED this 9th day of September, 2010.

MAKER

BLAST ENERGY SERVICES, INC., a Texas corporation

By:	/s/ Michael Peterson
Michael Peterson, CEO

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